EXHIBIT 32

SECTION 1350 CERTIFICATIONS

In connection with the Quarterly Report of Naugatuck Valley Financial Corporation (the “Company”) on Form 10-Q for the period ended June 30, 2012, as filed with the Securities and Exchange Commission (the "Report"), I, Lee R. Schlesinger, Senior Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as added by section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)   The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the date and for the period covered by the Report.

/s/ Lee R. Schlesinger
Lee R. Schlesinger
Senior Vice President and Chief Financial Officer
(principal executive and financial officer)

Date: August 13, 2012